THELEN REID & PRIEST LLP
                            40 West 57th Street
                            New York, NY  10019




                                             New York, New York
                                             August 3, 1998


          ICG Services, Inc.
          161 Inverness Drive West
          Englewood, CO 80112

                    Re:  ICG SERVICES, INC.;
                         REGISTRATION STATEMENT ON FORM S-4
                         ----------------------------------

          Ladies and Gentlemen:

                    As counsel for ICG Services, Inc., a Delaware corporation (the "Company"), we have been requested to furnish our opinion as to matters hereinafter set forth in connection with the proposed issuance by the Company of $405,250,000 in aggregate principal amount of its 9-7/8% Senior Exchange Discount Notes due 2008 (the "Exchange Notes"), under an Indenture dated April 27, 1998, between the Company and Norwest Bank Colorado, National Association (the "Trustee"), in exchange for its outstanding 9-7/8% Senior Discount Notes due 2008 (the "Exchange Offer"). The issuance of the Exchange Notes pursuant to the Exchange Offer will be registered under the Securities Act of 1933, as amended (the "Act"), pursuant to a registration statement on Form S-4 (the "Registration Statement"), which Registration Statement sets forth the terms and conditions of the Exchange Offer. In connection herewith, we have examined the Certificate of Incorporation and By-Laws of the Company and the minutes of the Board of Directors of the Company with respect to the registration of the Exchange Notes and the issuance of the Exchange Notes. We have also examined such other documents, records, certificates of public officials and such matters of law as we have deemed necessary or appropriate for the purpose of rendering this opinion.

                    We have not reviewed and we express no opinion with respect to the laws of any jurisdiction other than the State of New York and the corporate laws of the State of Delaware.

                    Based upon the foregoing, we are of the opinion that when the Exchange Notes are duly executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and issued in accordance with the terms of the Exchange Offer, the Exchange Notes will be duly authorized and constitute valid and binding obligations of the Company.

                    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm appearing in the Prospectus under the heading "Legal Matters." In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                             Very truly yours,

                                             /s/ Thelen Reid & Priest LLP

                                             THELEN REID & PRIEST LLP